Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Blue Gold Limited

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay,

Grand Cayman,

KY1-1108, Cayman Islands

We hereby consent to the incorporation by reference in this Form F-3 to be filed on or about August 25, 2026 of our reports dated April 28, 2026, relating to the consolidated financial statements of Blue Gold Limited, incorporated by reference for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

August 25, 2026